UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 10, 2010
Date of Report
(Date of earliest event reported)

SYNTHETECH, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-12992	84-0845771
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1290 Industrial Way, P.O. Box 646, Albany Oregon 97321
(Address of principal executive offices) (Zip Code)

(541) 967-6575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 28, 2010, the Company issued a press release announcing that it has engaged Brocair Partners, LLC to conduct a comprehensive review of strategic alternatives aimed at enhancing shareholder value.

On June 10, 2010, the Company published a letter from its President to its shareholders discussing the Company's financial results for the fiscal year ended March 31, 2010 ("Fiscal 2010").  The letter accompanied the Company's annual report for Fiscal 2010.

Copies of the Company's press release dated June 28, 2010 and the President's Letter to Shareholders dated June 10, 2010 are attached as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and are incorporated herein by reference.

The Company has begun work on an Active Pharmaceutical Ingredient capital project with a projected  investment of approximately $600,000.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

99.1	Press release of Synthetech, Inc. dated June 28, 2010
99.2	Synthetech, Inc. President's Letter to Shareholders dated June 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

July 6, 2010	By:	/s/Gary Weber
Gary Weber
Vice President of Finance, Chief Financial Officer